                                                                    Exhibit 3.47

                          CERTIFICATE OF INCORPORATION

                                       OF

                        INTERNATIONAL PLAYBOY CLUBS, INC.

                                     -o-O-o

          FIRST. The name of the corporation is

                        INTERNATIONAL PLAYBOY CLUBS, INC.

          SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington 99, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

          THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          To establish, build, purchase, lease, acquire, own, hold, maintain, improve, use, manage and operate and to franchise others to operate supper clubs, restaurants and eating places of all kinds; to manufacture, purchase, acquire, own, hold, use, deal in sell and dispose of foods, beverages, condiments, confections, provisions, tobacco, tobacco products and food products of all kinds and any articles, materials, ingredients, products, machinery, equipment and property related or incidental thereto or suitable, necessary or convenient in connection therewith; and to build, purchase, lease, acquire, own, hold, maintain, improve, use, manage and operate offices, stores, store-houses, commissaries, buildings, structures, works and properties used for or in connection with any business of the corporation.

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To loan to any person, firm or corporation any of its surplus funds, either with or without security.

          To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

          In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is five hundred (500) of which stock two hundred fifty (250) shares the par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to Twenty Five Thousand Dollars ($25,000.00) shall be Preferred stock and of which two hundred fifty (250) shares of the par value of One Hundred Dollars ($l00.00) each, amounting in the aggregate to Twenty Five Thousand Dollars ($25,000.00) shall be Common stock.

          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

          The holders of the Preferred stock shall be entitled to receive, when and as declared by the board of directors of the corporation, out of any assets of the corporation available for dividends pursuant to the laws of the State of Delaware, preferential dividends at the rate of five per centum (5%) on the par value thereof, per annum and no more, payable annually on such dates as may be determined by the board of directors in each year before any dividend shall be declared or paid upon or set apart for the Common stock. Such dividends upon the Preferred stock shall be non-cumulative so that the holders of said stock shall be entitled to receive only such dividends not exceeding dividends at the rate of five per centum (5%) on the par value thereof during any one year, as may, in the unlimited discretion of the board of directors, be declared and made payable. Whenever the full dividend upon the Preferred stock at the rate of five per centum (5%) on the par value thereof shall have been paid or declared and a sum sufficient for the payment thereof set apart in any year, then dividends upon the Common stock may be declared by the board of directors out of the remainder of the assets available therefor.

          The corporation may at the option of the board of directors, redeem the whole or any part of the outstanding Preferred stock at any time by paying One Hundred Dollars ($100.00) for each share thereof, together with a sum of money equivalent to the amount of any dividends declared thereon and remaining unpaid at the date of redemption. Notice of such election to redeem shall be mailed to each holder of stock so to be redeemed at his address as it appears on the books of the corporation, not less than thirty (30) days prior to the date upon which the stock is to be redeemed. In case lees than all of the outstanding Preferred stock is to be redeemed, the amount to be redeemed and the method of effecting such redemption may be determined by the board of directors. If, on or before the redemption date named in such notice, the funds necessary for such redemption shall have been set aside by the corporation so as to be available for payment on demand to the holders of the Preferred stock so called for redemption, then, notwithstanding that any certificate of the Preferred stock so called for redemption shall not have been surrendered for cancellation, the dividends thereon shall cease to accrue from and after the date of redemption so designated, and all rights with respect to such Preferred stock so called for redemption, including any right to vote or otherwise participate in the determination of any proposed corporate action, shall forthwith after such redemption date cease and determine, except only the right of the holder to receive the redemption price therefor, but without interest.

          In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of the Preferred stock shall be entitled, before any assets of the corporation shall be distributed among or paid over to the holders of the Common stock, to be paid One Hundred Dollars ($100.00) per share, together with a sum of money equivalent to the amount of any dividends declared thereon and remaining unpaid at the date of such liquidation, dissolution or winding up of the corporation.

          After the making of such payments to the holders of the Preferred stock, the remaining assets of the corporation shall be distributed among the holders of the Common stock alone, according to the number of shares held by each. If, upon such liquidation, dissolution or winding up, the assets of the corporation distributable as aforesaid among the holders of the Preferred stock shall be insufficient to permit of the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Preferred stock.

          The amount of the authorized stock of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

          At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, which right when exercised, shall be termed cumulative voting.

          FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

          SIXTH. The names and places of residence of the incorporators are as follows:

                 NAMES                         RESIDENCES
                 -----                         ----------
                 R. F. Westover                Wilmington, Delaware

                 L. A. Schoonmaker             Wilmington, Delaware

                 S. E. Manuel                  Wilmington, Delaware

          SEVENTH. The corporation is to have perpetual existence.

          EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

          TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

          ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          TWELFTH. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

          THIRTEENTH. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 15th day of January, A. D. 1960.


                                     /s/ R. F. Westover
                                     -----------------------

                                     /s/ L. A. Schoonmaker
                                     -----------------------

                                     /s/ S. E. Manuel
                                     -----------------------

STATE OF DELAWARE        )
                         ) SS.
COUNTY OF NEW CASTLE     )

          BE IT REMEMBERED that on this 15th day of January, A.D. 1960, personally came before me, a Notary Public for the State of Delaware, R. F. Westover, L. A. Schoonmaker and S. E. Manuel, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

          GIVEN under my hand and seal of office the day and year aforesaid.

                                     /s/ Howard Kweizc
                                     ---------------------------
                                     Notary Public

                                     [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        INTERNATIONAL PLAYBOY CLUBS, INC.

                                      o-O-o

          INTERNATIONAL PLAYBOY CLUBS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

          FIRST: That the Board of Directors of said corporation at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended bar changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

          "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is five hundred (500) of which stock two hundred fifty (250) shares of the par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to Twenty Five Thousand Dollars ($25,000.00) shall be Preferred stock and of which two hundred fifty (250) shares of the par value of One Hundred Dollars ($100.00) each amounting in the aggregate to Twenty Five Thousand Dollars ($25,000.00) shall be Common stock.

          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

          The holders of the Preferred stock shall be entitled to receive, when and as declared by the board of directors of the corporation out of any assets of the corporation available for dividends pursuant to the laws of the State of Delaware, preferential dividends at the rate of five per centum (5%) on the par value thereof, per annum and no more, payable annually on such dates as may be determined by the board of directors in each year before any dividend shall be declared or paid upon or set apart for the Common stock. Such dividends upon the Preferred stock shall be non-cumulative so that the holders of said stock shall be entitled to receive only such dividends not exceeding dividends at the rate of five per centum (5%) on the par value thereof during any one year, as may, in the unlimited discretion of the board of directors, be declared and made payable. Whenever the full dividend upon the Preferred stock at the rate of five per centum (5%) on the par value thereof shall have been paid or declared and a sum sufficient for the payment thereto set apart in any year, then dividends upon the Common stock may be declared by the board of directors out of the remainder of the assets available therefor.

          In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of the Preferred stock shall be entitled, before any assets of the corporation shall be distributed among or paid over to the holders of the Common stock, to be paid One Hundred Dollars ($100.00) per share, together with a sum of money equivalent to the amount of any dividends declared thereon and remaining unpaid at the date of such liquidation, dissolution or winding up of the corporation.

          After the making of such payments to the holders of the Preferred stock, the remaining assets of the corporation shall be distributed among the holders of the Common stock alone, according to the number of shares held by each. If, upon such liquidation, dissolution or winding up, the assets of the corporation distributable as aforesaid among the holders of the Preferred stock shall be insufficient to permit of the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Preferred stock.

          The amount of the authorized stock or any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

          Each stockholder of this corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of Preferred stock and for each share of Common stock held by such stockholder.

          At all elections of directors or the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares or stock multiplied by the number of directors to be elected, and he may cast all or such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, which right when exercised, shall be termed cumulative voting."

          "SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 228 of The General Corporation Law of Delaware, and filed with the corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, said INTERNATIONAL PLAYBOY CLUBS, INC., has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President, and its Secretary, this 21st day of March 1960.

                                     INTERNATIONAL PLAYBOY CLUBS, INC.

                                     /s/ Hugh M. Hefner
                                     --------------------------
                                            President

                                     /s/ Victor A. Lomme
                                     --------------------------
                                            Secretary

[SEAL]

STATE OF ILLINOIS        )
                         ) SS.
COUNTY OF COOK           )

          BE IT REMEMBERED that on this 21st day of March, A.D., 1960, personally came before me, Ruth H. O'Grady, a Notary Public in and for the County and State aforesaid, Hugh M. Hefner, President of INTERNATIONAL PLAYBOY CLUBS, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Hugh M. Hefner, as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                     /s/ Ruth H. O'Grady
                                     ---------------------------
                                     Notary Public

[SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        INTERNATIONAL PLAYBOY CLUBS, INC.

                                     -o-O-o

          INTERNATIONAL PLAYBOY CLUBS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

               "FIRST. The name of the corporation is PLAYBOY CLUBS INTERNATIONAL, INC."

          SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by all written consent given in accordance with the provisions of Section 228 of The General Corporation Law of Delaware, and filed with the corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, said INTERNATIONAL PLAYBOY CLUBS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Arnold J. Morton, its Vice President, and Robert S. Preuss, its Secretary, this 6th day of November, 1961.

                                                    INTERNATIONAL PLAYBOY CLUBS,
                                                    INC.

                                                    /s/ Arnold J. Morton
                                                    ----------------------------
                                                    Vice President

                                                    /s/ Robert S. Preuss
                                                    ----------------------------
                                                    Secretary

[CORPORATE SEAL]

STATE OF ILLINOIS        )
                         ) SS.
COUNTY OF COOK           )

          BE IT REMEMBERED that on this 6th day of November, A.D., 1961, personally came before me, Majorie Pitner, a Notary Public in and for the County and State aforesaid, Arnold J. Morton, Vice President of INTERNATIONAL PLAYBOY CLUBS, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Arnold Morton, as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said Vice President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                     /s/ Marjorie Pitner
                                     --------------------------
                                     Notary Public

[SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PLAYBOY CLUBS INTERNATIONAL, INC.

                                      o-O-o

          PLAYBOY CLUBS INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

          FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "THIRD" so that, as amended, said first paragraph of Article "THIRD" shall be and read as follows:

                    "To establish, build, purchase, lease, acquire, own, hold, maintain, improve, use, manage, and operate and to franchise others to operate supper clubs, restaurants and eating places of all kinds; to manufacture, purchase, acquire, own, hold, use, deal in, sell and dispose of foods, beverages, intoxicating liquors, condiments, confections, provisions, tobacco, tobacco products and food products of all kinds and any articles, materials, ingredients, products, machinery, equipment and property related or incidental thereto or suitable, necessary or convenient in connection therewith; and to build, purchase, lease, acquire, own, hold, maintain, improve, use, manage and operate offices, stores, store-houses, commissaries, buildings, structures, works and properties used for or in connection with any business of the corporation."

               FURTHER RESOLVED, that the Certificate of In-corporation of this corporation be further amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

                    "FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two million five hundred thousand (2,500,000), and the par value of each of such shares is Twenty-Five Cents ($0.25), amounting in the aggregate to Six Hundred Twenty Five Thousand Dollars ($625,000.00).

                    "No holder of shares of stock of any class of the corporation shall have any preferential, pre-emptive or other right to subscribe for or to purchase from the corporation any shares of stock of the corporation of any class whether or not now authorized or to subscribe for or to purchase any other securities of the corporation which may at any time be issued whether or not any such securities are convertible into shares of stock of the corporation or which entitle the holder or owner thereof to purchase stock or the corporation of any class, but such shares of stock and securities may be issued and disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable."

          SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 228 of The General Corporation Law of Delaware, and filed with the corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, said PLAYBOY CLUBS INTERNATIONAL, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Hugh M. Hefner, its President and Robert S. Preuss, its Secretary, this 9th day of May, 1962.

                                                    PLAYBOY CLUBS INTERNATIONAL,
                                                    INC.

                                                    By    /s/ Hugh M. Hefner
                                                       -------------------------
                                                               President

                                                    By    /s/ Robert S. Preuss
                                                       -------------------------
                                                               Secretary

[CORPORATE SEAL]

STATE OF ILLINOIS        )
                         ) SS.
COUNTY OF COOK           )

          BE IT REMEMBERED that on this 9th day of A.D. 1962, personally came before me, Majorie Pitner, a Notary Public in and for the County and State aforesaid, Hugh M. Hefner, President of PLAYBOY CLUBS INTERNATIONAL, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Hugh M. Hefner as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                     /s/ Marjorie Pitner
                                     ---------------------------
                                     Notary Public

[SEAL]                               My Commission Expires April 20, 1968

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                             AND OF REGISTERED AGENT

          It is hereby certified that:

     1. The name o the corporation (hereinafter called the "corporation ") is PLAYBOY CLUBS INTERNATIONAL, INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

     3. The registered agent or the corporation within the State of Delaware is hereby changed to the Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 18, 1977.

                                            /s/ Donald S. Lewis
                                     ---------------------------------
                                     Donald S. Lewis, Vice President


ATTEST:

By   /s/ Howard Shapiro
  --------------------------------------
  Howard Shapiro, Asst. Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

          Playboy Clubs International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Sq., Suite L-100, Dover, DE 19901 and the present registered office of the corporation is in the county of Kent.

          The Board of Directors of Playboy Clubs International, Inc. adopted the following resolution on the 20th day of May , 1994.

     Resolved, that the registered office of Playboy Clubs international, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present register agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, Playboy Clubs International, Inc. has caused this statement to be signed by Howard Shapiro, its Vice President, and attested by Irma Villarreal, its Secretary, this 20th day of May, 1994.

                                       By    /s/ Howard Shapiro
                                         ---------------------------------------
                                             Howard Shapiro, Vice President


ATTEST:

By   /s/ Irma Villarreal
  ----------------------------
     Irma Villarreal, Secretary